FORM OF DIVIDEND WAIVER LETTER May 7, 2020 Dear [Name]: This letter is in reference to the Restricted Stock Agreement[s] between you and J2 Global, Inc. (the “Company”), dated as of [include dates for all outstanding awards], respectively, and pursuant to which the Company granted you [•] Restricted Shares, respectively, of the Company’s common stock, $0.01 par value (the “Common Stock”), under the Company’s 2015 Stock Option Plan. The Company is hereby requesting that you waive your right to receive dividends with respect to outstanding Restricted Shares under the Restricted Stock Agreement[s]. By signing this letter below, and in consideration for your continued employment with the Company and other good and valuable consideration, you hereby agree to waive the aforementioned rights under your outstanding Restricted Stock Agreement[s], effective [as of the signature date below], unless and until such time as the award[s] [has][have] been settled by the transfer of shares of Common Stock to you. All provisions of the Restricted Stock Agreement[s] that are not expressly amended by this letter shall remain in full force and effect. Please acknowledge your receipt of this letter, and your agreement and acceptance of its terms by signing where indicated below and returning a copy of this letter by [•], 2020 to [Name, title] at [contact information]. Very truly yours, J2 Global, Inc. By: Name: Title: Agreed and accepted: _______________________ [Name] Date: ____________, 2020